EXHIBIT 99.1

Press Release Release Date: February 2, 2021

Uniti Group Inc. Announces Completion of Notes Offering and Early Settlement of Consent Solicitation and Cash Tender Offer for Any and All of its Outstanding 8.25% Senior Notes Due 2023

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LITTLE ROCK, Ark. – Uniti Group Inc. (the “Company” or “Uniti”) (Nasdaq: UNIT) today announced the successful completion of its previously announced private offering of $1.11 billion aggregate principal amount of 6.50% senior notes due 2029 (the “New Notes”) by its subsidiaries, Uniti Group LP, Uniti Group Finance 2019 Inc. and CSL Capital, LLC (collectively, the “Issuers” and, together with the Company, “us” or “we”) and the early settlement election exercised by the Issuers of their previously announced cash tender offer (the “Offer”) to purchase any and all of the Issuers’ outstanding 8.25% Senior Notes due 2023 (the “Existing Notes”) and the related solicitation of consents (the “Consent Solicitation”) to certain proposed amendments to the indenture governing the Existing Notes (the “Existing Notes Indenture”) to eliminate substantially all of the restrictive covenants and certain events of default (the “Proposed Amendments”). The Offer is being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated January 19, 2021 (as amended as of the date hereof, the “Statement”), which more fully sets out the terms of the Offer and Consent Solicitation.

The Issuers today accepted for purchase, and paid for, $1,050,928,000 aggregate principal amount of Existing Notes that were validly tendered (and not validly withdrawn) at or prior to 5:00 p.m. New York City time, on February 1, 2021 (the “Early Tender Date”). Holders of Existing Notes that have been accepted for purchase in connection with the Early Tender Date received the applicable total consideration of $1,016.70, which includes an early tender premium of $30.00 per $1,000 principal amount of the Existing Notes accepted for purchase. Holders of Notes accepted for purchase pursuant to the Offer also received accrued and unpaid interest on the Existing Notes from the last interest payment date to, but not including, the date hereof. The Issuers used the net proceeds from the sale of the New Notes to fund the purchase of Existing Notes accepted for purchase pursuant to the Offer.

Pursuant to the Consent Solicitation, the Issuers obtained the Requisite Consents, which allows the Issuers to amend the Existing Notes Indenture. The Issuers and trustee to the Existing Notes Indenture have today executed a supplemental indenture to the Existing Notes Indenture to implement the Proposed Amendments.

The Financing Condition (as defined in the Statement) was satisfied upon the Issuers’ successful completion today of its private offering of the New Notes. The Offer expires on the Expiration Date, which is currently expected to occur at 11:59 p.m., New York City time, on February 16, 2021, unless extended, earlier expired or terminated by us in our sole discretion, and, in the case of extension of the Expiration Date, will be such date to which the Expiration Date is extended. Holders who tender Existing Notes after the Early Tender Date will receive the tender offer consideration of $986.70 per $1,000 principal amount of the Existing Notes but will not receive the early tender premium. Tenders of Existing Notes submitted after the Expiration Date will not be valid.

In connection with the Offer and Consent Solicitation, Citigroup Global Markets Inc. is acting as the dealer manager for the Offer and solicitation agent for the Consent Solicitation (collectively, the "Dealer Manager and Solicitation Agent"). Global Bondholder Services Corporation is serving as the information and tender agent (the "Information and Tender Agent"). Requests for assistance or copies of the Statement or any other documents related to the Offer and Consent Solicitation may be directed to the Information and Tender Agent at (866) 924-2200 or contact@gbsc-usa.com. Questions or requests for assistance in relation to the Offer and Consent Solicitation may be directed to the Dealer Manager and Solicitation Agent at (212) 723-6106 (collect) or (800) 558-3745 (toll-free).

The Offer is not being made to Holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Issuers by the Dealer Manager and Solicitation Agent, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Statement.

None of the Company, the Issuers, the Information and Tender Agent, the Dealer Manager and Solicitation Agent or the trustee (nor any of their respective directors, officers, employees or affiliates) makes any recommendation as to whether Holders should tender their Existing Notes pursuant to the Offer or consent pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Existing Notes or consent to the Proposed Amendments, and, if so, the principal amount of Existing Notes in respect of which to take such actions.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of September 30, 2020, Uniti owns 6.7 million fiber strand miles and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including those regarding the intended conduct, timing, terms and financing of the Offer and any future actions by us in respect of the Notes.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream Holdings, Inc. (together with Windstream Holdings II, LLC, its successor in interest, and its subsidiaries, “Windstream”); changes in the accounting treatment of our settlement with Windstream; our ability to delever and achieve the ‘covenant reversion date’ under our secured notes due 2025, which would permit us to pay additional dividends to shareholders; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets (including to fund required payments pursuant to our settlement with Windstream); the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the U.S. Securities and Exchange Commission.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com